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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                May 16, 2003


                                 LANTRONIX, INC.
                                 ______________
             (Exact name of registrant as specified in its charter)



   Delaware                         333-37508             33-0362767
   -----------------------       --------------        -----------------
(State or other jurisdiction      (Commission           (IRS Employer
     of incorporation)            File Number)        Identification No.)

                             15353 Barranca Parkway
                                   Irvine, CA
                                      92618
                    (Address of Principal Executive Offices)
                                   (Zip Code)
       Registrant's telephone number, including area code: (949) 453-3990


          (Former name or former address, if changed since last report)

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Item  5.          Other  Events

     Lantronix, Inc. announced in a press release on May 5, 2003 the results of its third fiscal quarter ended March 31, 2003. The company reported revenues for the quarter of $12.4 million and a net loss of $9.9 million, or $0.18 per share. The company further indicated operating expenses for the quarter were reduced $3.1 million, to $12.4 million, as compared with $15.5 million for the same period last year. The company noted selling, general and administrative expenses, and research and development expenses were reduced $1 million, to $10.3 million, as compared to $11.3 million in the prior quarter. Lastly, the company announced it began production shipment of XPort, the world's first and smallest integrated web / networking server solution.


Item  7.     Financial  Statements  and  Exhibits

     (c)     Exhibits

          The  following  exhibit  is  filed  herewith:

          99.1 Press Release dated May 5, 2003 announcing update on third fiscal quarter.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LANTRONIX,  INC.


Date:  May  16,  2003                 By:   /S/ MICHAEL S. OSWALD
                                                ---------------------------
                                                Michael  S.  Oswald
                                                Vice President, General Counsel
                                                and Secretary


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                                  EXHIBIT INDEX
                                  -------------

99.1 Press Release dated May 5, 2003 announcing update on third fiscal quarter.


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